COMMON STOCK                                                     ________ SHARES
CERTIFICATE NO.                                                 CUSIP___________

                         AMERICAN FINANCIAL GROUP, INC.

                             INCORPORATED UNDER THE
                            LAWS OF THE UNITED STATES

                                             SEE REVERSE FOR CERTAIN DEFINITIONS

THIS
CERTIFIES
THAT

IS THE
OWNER OF

              FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
                          $0.10 PAR VALUE PER SHARE, OF

                         AMERICAN FINANCIAL GROUP, INC.

     The shares evidenced by this certificate are transferable only on the stock transfer books of the Company by the holder of record hereof in person or by duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented thereby are issued and shall be held subject to all of the provisions contained in the Company's Charter and Bylaws (copies of which are on file with the Company), all of which the holder, by acceptance hereof, assents. These shares are nonwithdrawable and are not of an insurable type. Such shares are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other government agency. This certificate is not valid unless countersigned and registered by the Company's transfer agent and registrar.

     In Witness Whereof, the Company has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.



--------------------------                 -------------------------------------
Richard M. Bzdek                           Joseph Kliminski
Secretary                      [SEAL]      President and Chief Executive Officer

                         AMERICAN FINANCIAL GROUP, INC.

     The shares represented by this certificate are issued subject to all the provisions of the Charter and Bylaws of AMERICAN FINANCIAL GROUP, INC. (the "Company"), as from time to time amended (copies of which are on file at the principal office of the Company), to all of which the holder by acceptance hereof assents.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -  as tenants in common  UNIF GIFT TRAN ACT - ________ Custodian _______
                                                        (Cus)            (Minor)
TEN ENT -  as tenants by the entireties               __________________________
           under Uniform Transfers to Minors Act              (State)

JT TEN  -  as joint tenants with right of survivorship and not as tenants in common

     Additional abbreviations may also be used though not in the above list.


     FOR VALUE RECEIVED, __________ hereby sell, assign and transfer unto ________, _________ shares of the common stock evidenced by this certificate, and do hereby irrevocably constitute and appoint ______________, Attorney, to transfer the said shares on the books of the Company with full power of substitution.


Dated __________________
                                              __________________________________
                                              Signature


                                              __________________________________
                                              Signature

In presence of: ______________________


NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

  THIS CERTIFICATE IS NOT A DEPOSIT AND IS NOT FEDERALLY INSURED OR GUARANTEED